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                                                                    Exhibit 20-1


                         Chase Manhattan Bank USA, N.A.
                              Noteholders Statement

                      Chase Credit Card Owner Trust 2003-1


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Section 7.3 Indenture                                                          Distribution Date:              4/15/2004
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
(i)    Amount of the distribution allocable to principal of the Notes
            Class A Principal Payment                                                       0.00
            Class B Principal Payment                                                       0.00
            Class C Principal Payment                                                       0.00
                      Total

       Amount of the distribution allocable to the principal on the Notes per $1,000 of the initial principal balance of the Notes
            Class A Principal Payment                                                       0.00
            Class B Principal Payment                                                       0.00
            Class C Principal Payment                                                       0.00
                      Total

(ii)   Amount of the distribution allocable to the interest on the Notes
              Class A Note Interest Requirement                                     1,236,900.00
              Class B Note Interest Requirement                                       132,008.33
              Class C Note Interest Requirement                                       254,587.50
                      Total                                                         1,623,495.83

       Amount of the distribution allocable to the interest on the Notes per $1,000 of the initial principal balance of the Notes
              Class A Note Interest Requirement                                          0.98167
              Class B Note Interest Requirement                                          1.25722
              Class C Note Interest Requirement                                          1.88583

(iii)  Aggregate Outstanding Principal Balance of the Notes
              Class A Note Principal Balance                                       1,260,000,000
              Class B Note Principal Balance                                         105,000,000
              Class C Note Principal Balance                                         135,000,000

(iv)   Amount on deposit in Owner Trust Spread Account                             15,000,000.00

(v)    Required Owner Trust Spread Account Amount                                  15,000,000.00



                                                                              By:
                                                                                       --------------------

                                                                              Name:    Patricia M. Garvey
                                                                              Title:   Vice President


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